Execution Copy

                           ANDLINGER CAPITAL XIII LLC
                               OPERATING AGREEMENT



                  OPERATING AGREEMENT dated as of December 14, 1998 among the persons whose names appear on Schedule A hereto, as members (the "Members").

                              W I T N E S S E T H:


                  WHEREAS the Members have formed a limited liability company (the "LLC") under the Connecticut Limited Liability Company Act (the "Act") pursuant to the Articles of Organization (the "Articles of Organization") filed with the Office of the Secretary of State of Connecticut (the "Secretary of State"); and

                  WHEREAS the Members wish to set forth the terms pursuant to which the LLC will be formed, managed and operated.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements made herein, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                     GENERAL

                  1.01. Offices. The principal office of the LLC shall be at 105 Harbor Drive, Stamford CT 06902. The LLC may operate at such additional offices as it shall deem advisable.

                  1.02. Purpose. The LLC (i) is organized to hold equity interests in a single entity, (ii) has all powers provided by law and (iii) may use those powers to any lawful purpose.

                  1.03. Term. The LLC shall continue in full force and effect until December 31, 2025 unless earlier terminated.

                  1.04. Name. The name of the LLC shall be "ANDLINGER CAPITAL XIII LLC".

                  1.05. Registered Agent and Office. The registered agent for service of process and the registered office shall be that person and location stated in the Articles of Organization. In the event the registered agent ceases to act as such for any reason, the Members shall promptly appoint a substitute registered agent or file notice of a change in address, as the case may be.

                  1.06. Additional Members. The Members in their sole discretion shall be entitled to admit any person as a new Member by a vote of a majority in interest of the Members voting in accordance with their voting Units (as described in Section 3.02 hereof).

                                   ARTICLE II
                                   MANAGEMENT

                  2.01. Management Rights. (a) Except as otherwise expressly provided herein, all management rights of the LLC shall be vested in the Manager. The initial Manager shall be Stephen A. Magida. The Manager shall have complete discretion to exercise any voting rights with respect to any securities owned by the LLC and to sell or otherwise dispose of such securities for adequate consideration and to exercise any other rights with respect to such securities; provided, however, that upon notice to the Manager, the Members, by the vote of a majority in interest of the Members voting in accordance with their voting Units, may direct the Manager as to the manner in which such voting rights shall be exercised and whether and to what extent such securities shall be sold or otherwise disposed of.

                  (b) A Manager may resign at any time by an instrument in writing delivered to the Members, but such resignation shall not be effective until the effective election of a successor Manager by the vote of a majority in interest of the Members voting in accordance with their voting Units.

                  (c) Upon a Manager becoming domiciled in Florida, or otherwise having a Florida tax situs for Florida intangible tax purposes, that Manager shall be automatically removed and a successor Manager shall be elected as provided above.

                  2.02. Members' Rights. Actions required or permitted to be taken by the Members hereunder shall be taken with the consent of a majority in interest of the Members, voting in proportion to the number of voting Units set forth opposite such Member's name on Schedule A hereto, as the same may be updated from time to time.

                  2.03. No Liability of Member or Manager; Reimbursement of Expenses. (a) No Member and no Manager shall be liable for any obligation or liability of the LLC.

                  (b) The Manager shall be reimbursed for all reasonable expenses incurred in the management of the LLC. A Manager may also serve as legal counsel to the LLC and shall be compensated for his or her services in accordance with his or her schedule of fees in effect from time to time or such other amount as may be agreed upon.

                  2.04. Liability and Indemnification. (a) Neither a Member nor the Manager shall be liable, responsible or accountable, in damages or otherwise, to any other Member or to the LLC for any act performed by the Member or Manager with respect to LLC matters, except for fraud, gross negligence or willful misconduct.

                  (b) The LLC shall indemnify each Member and the Manager for any act performed by the Member or the Manager with respect to LLC matters, except for fraud, gross negligence or willful misconduct. The LLC shall also indemnify each Member and the Manager for any liability incurred by such person in the course of serving as an officer or director of any corporation or other entity, the securities of which are held by the LLC or in which the LLC has invested, except for fraud, gross negligence or willful misconduct. The provisions of this Section 2.04 shall continue to afford protection to each person who is or was a Member or Manager regardless of whether such person remains a Member or Manager of the LLC.

                                   ARTICLE III
                    ACCOUNTING, ALLOCATIONS AND DISTRIBUTIONS

                  3.01. Accounting. The Manager shall maintain a "Capital Account" for each of the Members. "Capital Account" shall mean with respect to any Member, such Member's initial or subsequent capital contributions to the LLC, increased by such Member's share of any income (which shall include capital gains), reduced by such Member's share of any loss (which shall include capital losses) of the LLC and the amount of any distributions of cash or the fair market value of assets distributed by such LLC to such Member. The Members' initial capital contributions shall be set forth on Schedule A hereto.

                  3.02. Units and Special Allocations of Profits and Losses. (a) Upon becoming a Member of the LLC, a Member shall be credited with Units which represent such Member's interests in the underlying assets of the LLC. Units may be designated as Common Stock Units (representing the common stock held by the
LLC) which are voting Units, or as Warrant Units (representing the warrants held by the LLC) which are nonvoting Units, or such other designation as the Manager shall determine. The Manager shall keep an up to date schedule of all of the Units allocated to each Member and the designation of such Units. Notwithstanding the foregoing, each Member shall have and own interests in the LLC (but not the LLC property itself).

                  (b) Income (which shall include capital gains) and loss (which shall include capital losses) shall be specially allocated to the Members in accordance with the income and loss attributable to the Units credited to each Member.

                  3.03. Distributions. The LLC may distribute to the Members cash or property; such distributions shall be to such persons, at such times and in such amounts as may be determined by the Manager from time to time; provided, however, that distributions to any Member shall not exceed such Member's Capital Account and upon a dissolution of the LLC, distributions to Members shall be governed by Article VII hereof. Such distributions may be made by the Manager even if such distribution would cause the LLC to cease to have any assets.

                                   ARTICLE IV
                               PROHIBITED CONDUCT

                  4.01. Transactions with the LLC. Except as expressly permitted hereunder, no Member other than the Manager may act on behalf of the LLC for any purpose; no Member including the Manager may use the LLC's name, credit, or property for other than LLC purposes. If a Member enters into a transaction involving the LLC that is not within the scope of its authority, and such transaction results in any loss to the LLC, the loss shall be borne solely by that Member.

                  4.02. Prohibited Acts. Without the prior approval of the Members, by the vote of a majority in interest of the Members voting in accordance with their voting Units, the Manager may not:

                  (a)  Do any act in contravention of this Agreement;

                  (b) Borrow any funds or lend any money in the name or on behalf of the LLC;

                  (c) Pledge, mortgage, hypothecate, or encumber any assets of the LLC or any interest in the LLC;

                  (d) Make, execute or deliver any assignment of LLC assets, including any assignment of assets for the benefit of creditors;

                  (e) Execute any bond, guaranty, or confession of judgment relating to any part of the LLC's assets or any interest therein; or

                  (f) Enter onto any agreement, contract or commitment of the LLC not in the ordinary course of business of managing the LLC or which requires payments by the LLC in excess of $ 50,000 over the term of such agreement, contract or commitment.

                                    ARTICLE V
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

                  5.01. Books and Records. The LLC's books and records, together with all of the documents and papers pertaining to the business of the LLC, shall be kept at the principal office of the LLC or at 303 South Broadway, Tarrytown, New York 10591and at all reasonable times shall be open to the inspection of and may be copied and excerpts taken therefrom by any Member or such Member's duly authorized representative, provided that such inspection is made in good faith and without any intent to damage the LLC or any of the Members.

                  5.02. Accounting Year. The fiscal and tax year of the LLC shall be a calendar year.

                  5.03. Tax Returns. The Manager shall cause income tax returns for the LLC to be prepared and timely filed with the appropriate authorities. Each Member of the LLC shall cooperate with and assist in the preparation of such tax returns.

                  5.04. Bank Accounts. All funds of the LLC shall be deposited in the name of the LLC in such bank account or accounts as shall be deemed appropriate by the Manager. All withdrawals therefrom shall be made upon checks signed on behalf of the Manager by any person or persons approved by the Manager to sign such checks.

                                   ARTICLE VI
                     TRANSFERABILITY OF A MEMBER'S INTEREST

                  6.01. Restrictions on Transfers of Interest. No sale, exchange, transfer or assignment of a Member's interest in the LLC may be made (other than by operation of law) without the consent of the Members by the vote of a majority in interest of the Members voting in accordance with their voting Units. Any attempted transfer of a Member's interest in the LLC in contravention of this Section 6.01 shall be void.

                                   ARTICLE VII
                                   DISSOLUTION

                  7.01. Dissolution of LLC. The LLC will dissolve upon the earlier of December 31, 2025 or the written consent of the majority in interest of the Members voting in accordance with their voting Units. In settling accounts after dissolution, the assets of the LLC shall be paid out in the following order:

                  (1) first, to creditors other than Members (whether by payment or establishment of reserves), in the order or priority as provided by law;

                  (2) second, to the Members for liabilities other than with respect to Capital Accounts; and

                  (3) third, to the Members in proportion to the balances in their Capital Accounts.

No Member shall be obligated to contribute to the LLC any amount with respect to the negative amount, if any, of such Member's Capital Account.

                                  ARTICLE VIII
                                   AMENDMENTS

                  8.01. Adoption of Amendments. The vote of the majority in interest of the Members voting in accordance with their voting Units shall be required to amend this Agreement or to grant waivers from any provision of this Agreement or to take any other action permitted to be taken by Members under the Act.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

                  9.01. Intent of the Members. It is the express intention of the Members that this Agreement and the Articles of Organization shall be the sole sources of agreement of the parties and, except to the extent (a) provisions of the Code or regulations of the Department of the Treasury under the Code, as lawfully changed from time to time, are incorporated herein by reference, or (b) any provision of this Agreement is expressly prohibited or ineffective under the Act, this Agreement shall govern, even if inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of this Agreement is prohibited or ineffective under the Act, it shall be considered amended to the extent necessary to be effective under the Act.

                  9.02. Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine and neuter gender shall include the masculine, feminine and neuter.

                  9.03. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning and interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement unless otherwise specified.

                  9.04. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut, without reference to its conflict of laws provisions and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

                  9.05. Notices. All notices under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested.

                  9.06. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF the undersigned have executed and delivered this Operating Agreement as of the date first above written.

                                               /s/ Gerhard R. Andlinger
                                               ------------------------
                                               Gerhard R. Andlinger, as Member




                                               /s/ Stephen A. Magida
                                               ---------------------
                                               Stephen A. Magida, as Member and
                                                  as Manager


                                               /s/ Charles E. Ball
                                               -------------------
                                               Charles E. Ball, as Member



                                               /s/ John P. Kehoe
                                               -----------------
                                               John P. Kehoe, as Member

                           Andlinger Capital XIII LLC
                                   Schedule A




                              Initial Capital
Name                          Contribution            Common Stock Units         Warrant Units
--------------                ----------------        ------------------         -------------

Gerhard R. Andlinger           $5,550,000                1,850,000                1,850,000

Charles E. Ball                   300,000                  100,000                  100,000

Stephen A. Magida                  75,000                   25,000                   25,000

John P. Kehoe                      75,000                   25,000                   25,000
